EXHIBIT 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett	Sarah Zimmerman
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	404-368-2598
jnesbett@institutionalms.com	szimmerman@medavanthealth.com
MEDAVANT ANNOUNCES FIRST QUARTER 2007 RESULTS
Call to discuss results set for 10 a.m. Thursday, May 10
ATLANTA, GA.—(PRIME NEWSWIRE) — May 9, 2007 — MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced results for the first quarter ended March 31, 2007.
Financial Highlights
First Quarter of 2007 compared with Fourth Quarter of 2006
•	Net revenue for the first quarter ended March 31, 2007, was $15.0 million compared with net revenue of $15.8 million for the fourth quarter ended December 31, 2006.

•	Operating loss for the first quarter was $21.2 million (including $19.4 million impairment charge) compared with an operating loss for the fourth quarter of $0.6 million.

•	Net loss for the first quarter was $22.2 million (including $19.4 million impairment charge) compared with a net loss of $1.6 million for the fourth quarter.
First Quarter of 2007 compared with First Quarter of 2006
•	Net revenue for the first quarter ended March 31, 2007, was $15.0 million, compared with net revenue of $18.1 million for the first quarter ended March 31, 2006.

•	Operating loss for the first quarter was $21.2 million (including $19.4 million impairment charge) compared with an operating loss for the prior-year period of $0.9 million.

•	Net loss for the first quarter of 2007 was $22.2 million (including $19.4 million impairment charge), compared with a net loss of $1.6 million for the prior-year period.
“We continue to take pragmatic steps toward improving our business model with the objective of being able to show measurable improvements in revenue,” said John Lettko, MedAvant President and CEO. “We are hiring proven veterans of our industry’s sales force because we believe that revenue growth through new sales is an essential part of our future success.”
“At the same time we are finding ways to achieve greater efficiencies and reductions in operating expenses,” Lettko added. “The PhoenixSM processing platform, for example, is yielding significant benefits to our internal processes and workflows much like it has for our customers. Accordingly, we expect to implement improvements in our operating expenses consistent with our streamlined model.”

For March 31, 2007, MedAvant conducted an interim impairment test in accordance with SFAS 142 and SFAS 144, and concluded that certain intangible assets and goodwill were impaired. Accordingly, the Company recorded non-cash impairment charges of $19.4 million in its Transaction Services segment. There were no impairment charges recorded in its Laboratory Communications Solutions operating segment for the quarter ended March 31, 2007.
After the quarter ended, MedAvant announced both an acquisition and a divesture. In April, MedAvant announced its purchase of the Louisiana direct contracts from Universal Health Network. The contracts will enhance the directly contracted provider base of MedAvant’s National Preferred Provider Network known as NPPNTM. On May 1, MedAvant announced the sale of its pharmacy transaction processing business to SureScripts, operator of the Pharmacy Health Information Exchange.
“Both the purchase of the direct contracts and the sale of the pharmacy business will help us focus on our core strategies of offering electronic data interchange and the subsequent business intelligence that it can offer, managing a Preferred Provider Organization, and facilitating the delivery of medical laboratory results,” Lettko said.
MedAvant will host a conference call to discuss the first quarter results on May 10, 2007, at 10:00 a.m. Eastern Time. The number to call for this interactive teleconference is (866) 831-6243 and the passcode is 24341107. A replay of the conference call will be available through May 17, 2007, by dialing 888-286-8010 and entering the confirmation number 49906950.
The live broadcast of MedAvant’s quarterly conference call will be available online at www.medavanthealth.com www.earnings.com on May 10, 2007, beginning at 10:00 a.m. Eastern Time. The online replay will follow shortly after the call and continue for 30 days.

Summary of Financial Results

Statements of Operations (Unaudited)

	Three Months Ended
	March 31
(in $000's except per share amounts)	2007	2006
Net operating revenues:
Transaction fees, cost containment
services and license fees	$13,057	$15,575
Communication devices and other tangible goods	1,939	2,500

	14,996	18,075

Operating expenses and charges:
Cost of transaction fees, cost containment services and license fees, excluding depreciation and amortization	3,114	4,334
Cost of laboratory communication devices, excluding depreciation and amortization	1,071	1,503
Selling, general and administrative expenses	10,798	11,463
Depreciation and amortization	1,807	1,662
Write-off of impaired assets	19,449	—

	36,239	18,962

Operating loss	(21,243)	(887)

Interest expense	953	686

Net loss	$(22,196)	$(1,573)

Basic and diluted loss per share	$(1.68)	$(0.12)

Basic and diluted weighted average shares outstanding	13,210,188	13,203,702

Summary Balance Sheets (Unaudited)

	March 31,	December 31,
(in $000's)	2007	2006
Current assets	$18,149	$17,872
Long-term assets	33,336	54,368

Total assets	$51,485	$72,240

Current liabilities	$27,768	$25,508
Long-term liabilities	18,224	19,308
Stockholders’ equity	5,493	27,424

Total liabilities & equity	$51,485	$72,240

Summary Statements of Cash Flows (Unaudited)

	Quarters ended March 31,
(in $000's)	2007	2006
Net cash used in operating activities	$(2,261)	$(2,846)
Net cash used in investing activities	(471)	(849)
Net cash provided by (used in) financing activities	2,492	(2)

Net decrease in cash and cash equivalents	(240)	(3,697)
Cash and cash equivalents at beginning of period	682	5,546

Cash and cash equivalents at end of period	$442	$1,849

About MedAvant Healthcare Solutions
MedAvant provides information technology used to process transactions within the healthcare industry. MedAvant offers electronic claims processing to healthcare providers, a Preferred Provider Organization called the National Preferred Provider Network (NPPNTM) and remote reporting solutions for medical laboratories. To facilitate these services, MedAvant operates PhoenixSM, a highly scalable platform which supports real-time connections between healthcare clients. For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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